INVESTMENT AND REGISTRATION RIGHTS AGREEMENT


               INVESTMENT AND REGISTRATION RIGHTS AGREEMENT, dated January 3, 1997 (this "Agreement"), among SEACOR Holdings, Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages hereof (collectively, the "Holders" and each, a "Holder").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, pursuant to the asset purchase transactions (the "Transactions") contemplated by that certain Agreement dated December 3, 1996 (the "Galaxie Purchase Agreement"), among the Company, Galaxie Offshore Inc. (formerly Acadian Offshore Services, Inc.), a Louisiana corporation and a direct, wholly-owned subsidiary of the Company, the Holders and certain stockholders of the Holders, the Company has agreed to issue to the Holders 50,000 shares of common stock, $0.01 par value, of the Company (the "Shares"); and

               WHEREAS, pursuant to the Transactions, each Holder shall receive the number of Shares of Common Stock (as hereinafter defined) set forth opposite such Holder's name on Annex I hereto;

               WHEREAS, the Shares will be issued and sold to the Holders pursuant to the Transactions without registration under the Securities Act in reliance on an applicable exemption from such registration, and the Company and the Holders desire to provide for the registration of the resale by the Holders of Registrable Securities (as hereinafter defined) and by any Galaxie Stockholders (as hereinafter defined) to whom any Registrable Securities are transferred by the Holders from time to time, upon the terms and subject to conditions set forth below; and

               WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the issuance and sale to the Holders of Shares pursuant to the Transactions.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

               SECTION I.  Certain Other Definitions.  All capitalized
                           -------------------------
     terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Galaxie Purchase Agreement. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

                    "Business Day" means any day on which commercial banks
                     ------------
     are open for business in the City of New York, Borough of Manhattan.

                    "Commission" means the United States Securities and
                     ----------
     Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

                    "Common Stock" means the common stock, $0.01 par value,
                     ------------
     of the Company.

                    "Exchange Act" means the Securities Exchange Act of
                     ------------
     1934, as amended, and the rules and regulations of the Commission thereunder.

                    "Galaxie Stockholders" shall mean the stockholders of
                     --------------------
     the Holders listed on Exhibit A hereto or, in the event of the death or legal incapacity of any of such stockholders, such stockholder's executors, administrators, conservators or other legal representatives.

                    The terms "register," "registered" and "registration"
                               --------    ----------       ------------
      means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

                    "Registrable Securities" means the Shares issued to the
                     ----------------------
     Holders pursuant to the Transactions and any other securities issued by the Company after the closing of the Transactions in respect of the Shares (and in respect of the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any
                                  --------  -------
     Registrable Securities, such securities shall cease to constitute the same for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement; (ii) such securities shall have been sold in compliance with all applicable resale provisions of Rule 144 under the Securities Act; (iii) as expressed in an opinion of counsel to the Company that is reasonably satisfactory to the Holders and which is delivered and satisfactory to the Company and the transfer agent for the Common Stock, such securities no longer constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and the transfer of such securities neither requires registration under the Securities Act nor qualification under any state securities or "blue sky" law then in effect, or the use of an applicable exemption therefrom; or (iv) such securities cease to be issued and outstanding for any reason.

                    "Registration Expenses" means all expenses incurred by
                     ---------------------
     the Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. and any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the Common Stock is listed or otherwise admitted to unlisted trading privileges), printing expenses, if any (including expenses of printing certificates for the Common Stock being registered in a form eligible for deposit with The Depository Trust Company and of printing registration statements and prospectuses), fees and disbursements of counsel for the Company, fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and expenses of one firm of counsel for underwriters, if any, in connection with "blue sky" qualifications of the Registrable Securities being registered and the determination of eligibility for investment under the laws of such jurisdictions designated by the underwriters, if any), accountants' fees and expenses (including the expenses of any special audits or "comfort" letters incident to or required by any such registration), transfer taxes, fees of transfer agents and registrars, and fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and broker-dealer concessions and allowances and marketing expenses.

                    "Securities Act" means the Securities Act of 1933, as
                     --------------
     amended, and the rules and regulations of the Commission thereunder.

                    "Significant Subsidiary" has the meaning ascribed to
                     ----------------------
     such term in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

                    "Underwritten Offering" means a registration under the
                     ---------------------
     Securities Act pursuant to which securities of the Company are sold to an underwriter for reoffering and distribution to the public.


               SECTION II.  Representations and Warranties of Holders.
                            -----------------------------------------
     Each Holder severally (and not jointly) hereby represents, acknowledges, covenants and agrees as follows: (i) the Shares are being acquired for such Holder's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act or any state securities or "blue sky" law; (ii) to the knowledge of such Holder, the Shares have not been registered under the Securities Act or any state securities or "blue sky" law;
     (iii) such Holder either is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, or such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the relative merits and risks of the prospective investment in the Shares and able to bear the economic consequences thereof; (iv) such Holder will not offer for sale, sell or otherwise transfer any of the Shares (or any interest therein) except upon the terms and subject to the conditions specified herein, and otherwise not in violation of the Securities Act, provided that such Holder, prior to effecting any transfer of Shares permitted hereunder, will cause the intended transferee of the Shares to agree to take and hold such Shares subject to the terms and conditions of this Agreement (and, in that connection, to execute and deliver to the Company such agreements and instruments as the Company reasonably may request to evidence the same), and further acknowledges that the certificates evidencing such Shares are required to have endorsed thereon a legend to the effect set forth in Section 3(a) hereof;
     (v) in making such Holder's decision to invest in the Registrable Securities, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by him or it to be appropriate, has relied on investigations made by such Holder's representatives, including such Holder's own legal, accounting, investment, financial, tax and other professional advisors; (vi) such Holder has been afforded an opportunity to review and has reviewed all of the Company's reports filed by the Company under the Exchange Act since January 1, 1994 (the "Public Filings"); and (vii) such Holder and such Holder's purchaser representatives, as applicable, have been given the opportunity to examine all documents, including the Public Filings, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of the Galaxie Purchase Agreement and such Holder's investment in the Shares.


               SECTION III.  Restrictions on Transfer.
                             ------------------------
                    A.  Legend.  Each certificate representing the Shares
                        ------
     shall have endorsed thereon a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. IN ALL CASES, SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS AGREEMENT DATED ___________ __, 199__,

               AMONG THE COMPANY AND THE STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE, UPON WRITTEN REQUEST TO SEACOR HOLDINGS, INC., 11200 WESTHEIMER, SUITE 850, HOUSTON, TEXAS 77042, ATTENTION: SECRETARY."
                            ---------
                    B. Any Holder may transfer its Shares to the Galaxie Stockholders who are stockholders of such Holder subject to the execution and delivery by each such Galaxie Stockholder to the Company of an agreement in the form of Exhibit B hereto (a "Transfer Agreement") and, following such transfer of Shares and execution and delivery of such Transfer Agreement, such Galaxie Stockholder shall succeed to all of the transferring Holder's rights under this Agreement with respect to the Shares so transferred.


               SECTION IV.  Registration under Securities Act, etc.
                            ---------------------------------------
                    A.  Shelf-Registration.  1.  General.  The Company
                        ------------------       -------
     agrees to use its best efforts to prepare and file with the Commission on or before March 31, 1997, a registration statement on Form S-3 (or on another appropriate form under the Securities Act then available for use by the Company in connection with a secondary offering of the Registrable Securities pursuant to Rule 415 under the Securities Act) relating to the resale, from time to time, of the Registrable Securities by the Holders in accordance with the plan and method of distribution set forth in the prospectus forming part of such registration statement (a "Shelf Registration Statement"), and shall use reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. It is understood and agreed that the Shelf Registration Statement may have included therein shares of Common Stock offered for sale, from time to time, by holders of Common Stock other than the Holders and also may relate to a primary offering of Common Stock by the Company.

                         2.  Effective Period.  The Company agrees to use
                             ----------------
     its best efforts to keep the Shelf Registration Statement continuously effective until the first to occur of the second anniversary of the date on which such Shelf Registration Statement was first declared effective by the Commission (subject to Suspension Periods (defined below) and extensions coincident with the length of such Suspension Periods) or the date on which all the Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution intended by each Holder and as disclosed in the prospectus forming part of the Shelf Registration Statement (the "Effective Period"). For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company in its reasonable, good faith judgment, for valid business purposes (including, without limitation, in connection with a proposed or pending issuance or sale of the Company's debt or equity securities by the Company or any other person or a proposed or pending merger, reorganization, consolidation, recapitalization, public offering, sale of assets or other extraordinary corporate transaction, whether or not publicly announced, involving the Company or any of its Significant Subsidiaries) has elected to require the suspension of the sale by Holders of their Registrable Securities pursuant to the Shelf Registration Statement, and shall end on the date when each Holder of Registrable Securities either receives copies of the supplemented or amended prospectus contemplated by Section 4(c)(v) plus an additional five Business Days or otherwise is advised in writing by the Company that use of the prospectus may be resumed. Each Holder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during any Suspension Period and the Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company agrees that no other similarly situated holder of the Company's Common Stock will be permitted to sell Shares of the Company's Common Stock pursuant to a shelf registration statement during a Suspension Period. If one or more Suspension Periods occur, the Effective Period shall be extended by such number of days coincident with the aggregate number of days included in all Suspension Periods.

                    B.  Incidental Registration; Right and/or Requirement
                        -------------------------------------------------
     to Include the Shares in a Company Registration:  If at any time after
     -----------------------------------------------
     the date hereof and prior to the filing of the Shelf Registration Statement, the Company proposes to register under the Securities Act on any registration form available for the general registration of securities to be sold for cash, other than on Form S-4 or S-8 (or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan) any shares of Common Stock, whether or not for its own account, the Company promptly shall furnish written notice to each Holder of its intention to effect such Securities Act registration, together with a reasonable description of such Holder's incidental rights under this Section 4(b) (the "Company Piggyback Notice"). Upon the written request of a Holder made within 10 business days after the receipt by it of the Company Piggyback Notice (which request shall specify the number of Shares intended to be disposed of by the Holder and the method of distribution intended by the Holder (the "Galaxie Inclusion Notice")), the Company shall use its best efforts to cause all such Shares specified in the Galaxie Inclusion Notice to be registered under the Securities Act, together with the other shares of Common Stock which the Company at the time proposes to register, all to the extent practicable to permit the disposition of the Shares pursuant to the Company's registration statement in accordance with the methods of distribution intended by each Holder. If the Company thereafter reasonably shall determine not to register or to delay the registration of its Common Stock, the Company shall provide written notice of such determination to each Holder and (x) in the case of a determination not to effect a registration pursuant to this Section 4(b), thereupon shall be relieved of the obligation to register the Shares pursuant to this Section 4(b), and (y) in the case of a determination to delay a registration pursuant to this Section 4(b), thereupon shall be permitted to delay the registration of the Shares for the period coincident with the delay in respect of the Common Stock being registered for the Company's own account (or the account of the other holder(s), if any, in respect of which the Company registration contemplated by this Section 4(b) is being effected).

                    C.  Registration Procedures.  The Company shall:
                        -----------------------
                         1.  cause any registration statement filed
     pursuant to Section 4 hereof and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         2. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the intended plan and method of disposition by each Holder of such Registrable Securities or for the period ending on the second anniversary of the date on which such Shelf Registration Statement was first declared effective (subject to Suspension Periods and extensions coincident with the length of such suspensions) and, in the case of a registration pursuant to Section 4(b) hereof, 90 days after such registration statement is declared effective by the Commission; and will furnish to each Holder a copy of any amendment or supplement to such registration statement or prospectus prior to filing the same with the Commission and shall not file any such amendment or supple-ment to which any such requesting Holder shall reasonably have objected to in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder or otherwise inaccurately describes information pertaining to such Holder;

                         3. furnish to each requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such number of the documents, if any, incorporated by reference in such registration statement or prospectus, and such number of other documents, as such requesting Holder reasonably may request;

                         4. use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as each requesting Holder reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things which may be necessary or advisable to enable such requesting Holder to consummate the disposition in such jurisdictions of his or its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 4(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                         5. immediately notify each Holder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of such requesting Holder, prepare and furnish to such requesting Holder a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
      however, that with respect to Registrable Securities registered
      -------
     pursuant to such registration statement each Holder agrees that such Holder will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement and such period shall be a Suspension Period for purposes of determining the Effective Period hereunder;

                         6.  use its best efforts to comply with all
     applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                         7. provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                    D.  Underwritten Offerings.  1.  Incidental
                        ----------------------       ----------
     Underwritten Offerings.  If the Company at any time proposes to
     ----------------------
     register any shares of Common Stock under the Securities Act as contemplated by Section 4(b) hereof and such securities are to be distributed by or through one or more underwriters, the Company shall provide 20 days prior written notice to each Holder of such proposal and will use its best efforts if requested by such Holder in connection with such incidental registration of Shares to arrange for such underwriters to include, on the same terms as the other shares of Common Stock being distributed, the Shares to be offered and sold by such Holder, together with such other securities to be distributed by or through such underwriters; provided, however, that, for purposes of
                                   --------  -------
     this sentence, best efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be distributed on behalf of the Company by or through such underwriters. Each Holder shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Holder and the Company will cooperate with each Holder such that the conditions precedent to the obligations of each Holder under such underwriting agreement shall include conditions that are customary in underwriting agreements and otherwise reasonably satisfactory to such Holder. Each Holder shall not be required by the Company to make any representations or warranties to or agreements (including indemnity agreements customary in secondary offerings) with the Company or the underwriters other than reasonable representations, warranties or agreements regarding the Holder, its ownership of the Shares and its intended method or methods of distribution.

                         2.  Holdback Agreements; Press Releases.
                             -----------------------------------
                              a.  If any registration of Registrable
               Securities pursuant to this Agreement shall be effected by means of an Underwritten Offering and any of the Shares requested by a Holder to be included in such Underwritten Offering have been included therein, such Holder agrees, if so required by the managing underwriter, not to effect any public sale or distribution of the Shares

               (other than as part of such underwritten public offering) within 30 days prior to the effective date of such registration statement or 90 days after the effective date of such registration statement. In order to ensure compliance with the provisions of this Section 4(d)(ii)(A), the Company agrees to notify each Holder as to the status and proposed effective date of any registration statement of the Company which has been filed with the Commission.

                              b. The Company agrees (x) not to effect any public sale or distribution of any shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of the Common Stock during the period commencing on the 30th day prior to and ending on the earlier of 90 days after any registration statement filed in connection with an Underwritten Offering has become effective and the date on which all securities under such registration statement are sold, except as part of such Underwritten Offering and except pursuant to registrations on Form S-4 or S-8 or any successor forms thereto, and
               (y) to use its best efforts to cause each holder of the Common Stock or any securities convertible into or exchangeable or exercisable for any shares of the Common Stock, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period.

                              c.  Before each Holder shall disseminate or
               announce publicly any information concerning a proposed offering pursuant to this Section 4 hereof that is intended for or may result in public knowledge thereof, such Holder shall so advise the Company and shall not disseminate or announce publicly such information without the Company's consent, unless such information is otherwise publicly available or the dissemination thereof is required by applicable law.

                    E.  Preparation; Reasonable Investigation.  In
                        -------------------------------------
     connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act as contemplated by this Agreement, the Company shall give each Holder, its underwriters, if any, and each Holder's counsel and accountants, the opportunity to review the Company's preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement thereto, and the Company will give such person or persons such reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary for each such Holder and persons to conduct a reasonable investigation within the meaning of
     Section 11 of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, each Holder shall use its reasonable best efforts to coordinate its investigation and due diligence efforts and, to the extent practicable, will act through a single firm of counsel and a single firm of accountants and, if requested by the Company, will enter into confidentiality agreements with the Company in a form satisfactory to the Company.

                    F.  Indemnification.  1.  Indemnification by the
                        ---------------       ----------------------
     Company.  The Company shall indemnify and hold harmless each Holder of
     -------
     Registrable Securities covered by any registration statement filed pursuant to this Agreement, and any underwriter or selling agent selected by one or more Holders with the consent of the Company with respect to such Registrable Securities, the directors, trustees and officers, and each other person, if any, who controls such Holder, underwriter or selling agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses (each a "Loss" and collectively "Losses"), joint or several, to which such Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Registrable Securities were included for registration under the Securities Act, any preliminary prospectus if used prior to the effective date of the registration statement (unless such statement is corrected in the final prospectus and the Company previously furnishes copies thereof to any Holder of Registrable Securities seeking indemnification pursuant to this
     Section 4(f), final prospectus (as supplemented, if the Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to
     --------  -------
     provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder for inclusion in such registration statement; and provided,
                                                              --------
      further, that the Company shall have no obligation to provide any
      -------
     indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission shall have been corrected in a supplement to the final prospectus and such Holder or any such other person shall have failed to deliver such final prospectus as so supplemented prior to or concurrently with the sale of the Registrable Securities covered by a registration statement to the individual or entity asserting such Losses after the Company shall have furnished each such Holder or any such other person with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same. The indemnity provided in this Section 4(f)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such other person and shall survive the transfer of the Registrable Securities by such Holder or any such other person.

                         2.  Indemnification by the Holders.  Each Holder
                             ------------------------------
     and each other person who controls such Holder within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(f)(i) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary prospectus or any final prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by such Holder or such other person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for inclusion in such registration statement, preliminary prospectus or final prospectus, as the case may be.

                         3.   Notice of Claims, etc.  Promptly after
                              ----------------------
     receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 4(f)(i) and 4(f)(ii) hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give
     --------  -------
     said notice shall not relieve the indemnifying party of its obligations under Sections 4(f)(i) or 4(f)(ii) hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such Action notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reason-ably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless
     (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof, or (C) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If either of the events specified in clauses (A),
     (B) or (C) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) selected by a majority in interest of the indemnified parties (measured by reference to their ownership of Registrable Securities) shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this Section 4(f)(iii) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed) or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation.

                         4.   Contribution.  If the indemnification
                              ------------
     provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and each Holder agree that it would not be just and equitable if contributions pursuant to this Section 4(f)(iv) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                         5.   Indemnification Payments.  Periodic payments
                              ------------------------
     of amounts required to be paid pursuant to this Section 4 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss, damage or liability that is incurred.

                         6.   Limitation on Seller's Payments.
                              -------------------------------
     Notwithstanding any provision of this Agreement to the contrary, the liability of each Holder of Registrable

     Securities under this Section 4(f) shall in no event exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by the registration statement giving rise to such liability.

                         7.   Adjustment of Liability.  Any indemnifiable
                              -----------------------
     Loss under this Section 4 shall be reduced by any tax benefit accruing to the indemnified party on account of the indemnification payment and by the amounts actually recovered by the indemnified party from its insurance carriers in respect of such Loss, and any amounts recovered by such party subsequent to the payment by the indemnifying party hereunder with respect to the same claim shall be remitted to such indemnifying party, except that such remittance shall not exceed the amount of the indemnification payment made by such indemnifying party.

                    G.  Registration Expenses.  The Company shall bear all
                        ---------------------
     Registration Expenses incurred in connection with the performance of its obligations under Section 4 of this Agreement.


               SECTION V.  Rule 144.  The Company shall comply with the
                           --------
     requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable each Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon a Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.


               SECTION VI.  Amendments and Waivers.  This Agreement may be
                            ----------------------
     amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of each Holder. Each Holder shall be bound by any consent authorized by this
     Section 6, whether or not such Registrable Securities shall have been marked to indicate such consent.


               SECTION VII.  Notices.  All notices, communications and
                             -------
     deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

                    A. if to the Holders, c/o Galaxie Marine Service, Inc., P.O. Box 189, Patterson, Louisiana 70392-0189, Attn: F.C. Felterman, Telecopy No.: (504) 395-3525, with a copy to Virginia Boulet, Phelps Dunbar, L.L.P., 400 Poydras Street, New Orleans, Louisiana 70130-3245, Telecopy No.: (504) 568-9130; and

                    B. if to the Company, at 1370 Avenue of the Americas, New York, New York 10019, Attn: Mr. Randall Blank, Telecopy No.:
     (212) 582-8522, with a copy to Alice Gran, Fort & Schlefer, L.L.P., 1401 New York Avenue, N.W., Twelfth Floor, Washington, D.C. 20005, Telecopy No.: (202) 783-6898;

     or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 8 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.


               SECTION VIII.  Secretary to Retain Copy.  A copy of this
                              ------------------------
     Agreement, including all Exhibits hereto, shall be filed with the Secretary of the Company, and the Secretary shall make it available to each Holder of Registrable Securities at all reasonable times during normal business hours.


               SECTION IX.  Entire Agreement.  This Agreement embodies the
                            ----------------
     entire agreement and understanding between the Company and each Holder in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.


               SECTION X.  Governing Law.  This Agreement shall be governed
                           -------------
     by and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

               SECTION XI.  Severability.  If any provision of this
                            ------------
     Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.


               SECTION XII.  Termination.  The rights and obligations under
                             -----------
     this Agreement shall automatically terminate upon the earlier to occur of (a) the sale of all Registrable Securities by each Holder and
     (b) the end of the Effective Period, as the same may be extended pursuant to Sections 4(a)(ii) hereof.


               SECTION XIII.  Miscellaneous.  The Company shall not after
                              -------------
     the date of this Agreement enter into any agreement with respect to the Common Stock which violates the rights granted to each Holder in this Agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                        SEACOR HOLDINGS, INC.



                                        By:  /s/ Timothy McKeand
                                             ------------------------------
                                             Name: Timothy McKeand
                                             Title: Vice President


                                        GALAXIE MARINE SERVICE, INC.




                                        By:  /s/ D. Lee Felterman
                                             ------------------------------
                                             Name: D. Lee. Felterman
                                             Title: President


                                        MOONMAID MARINE, INC.




                                        By:  /s/ F. C. Felterman
                                             ------------------------------
                                             Name: F. C. Felterman
                                             Title: President


                                        TRIANGLE MARINE, INC.




                                        By:  /s/ Ernest Felterman
                                             ------------------------------
                                             Name: Ernest Felterman
                                             Title: President

                                     ANNEX I
                                     -------


     Holders                                                Shares
     -------                                                ------

     Galaxie Marine Service, Inc.                           24,506

     Moonmaid Marine, Inc.                                  5,381

     Triangle Marine, Inc.                                  20,113

                                    EXHIBIT A
                                    ---------

     Galaxie Stockholders:
     --------------------
     F.C. Felterman
     D. Lee Felterman
     Daniel Felterman
     Michael Felterman
     Ernest Felterman

                                    EXHIBIT B
                                    ---------

                               TRANSFER AGREEMENT

     SEACOR Holdings, Inc.
     1370 Avenue of the Americas
     25th Floor
     New York, New York  10019

     Ladies and Gentlemen:

               This Agreement is being delivered to you pursuant to Section 3(a) of the Investment and Registration Rights Agreement, dated __________ __, 199__, among SEACOR Holdings, Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages thereto (the "Registration Rights Agreement"). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

               [Name of Holder] intends to transfer to the undersigned ___ Shares that constitute Registrable Securities. In connection therewith, the undersigned hereby represents, acknowledges, covenants and agrees as follows:

               (i) such Shares are being acquired for the undersigned's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act or any state securities or "blue sky" law;

               (ii) to the knowledge of the undersigned, such Shares have not been registered under the Securities Act or any state securities or "blue sky" law;

               (iii) the undersigned either is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, or alone or together with the undersigned's purchaser representative, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the relative merits and risks of the prospective investment in such Shares and able to bear the economic consequences thereof;

               (iv) the undersigned will not offer for sale, sell or otherwise transfer any of such Shares (or any interest therein) except upon the terms and subject to the conditions specified in the Registration Rights Agreement, and otherwise not in violation of the Securities Act, provided that such Holder, prior to effecting any transfer of Shares permitted under the

     Registration Rights Agreement, will cause the intended transferee of the Shares to agree to take and hold such Shares subject to the terms and conditions of the Registration Rights Agreement (and, in that connection, to execute and deliver to the Company such agreements and instruments as the Company reasonably may request to evidence the same), and further acknowledges that the certificates evidencing such Shares are required to have endorsed thereon a legend to the effect set forth in Section 3(a) of the Registration Rights Agreement;

               (v) in making the undersigned's decision to invest in the Registrable Securities, the undersigned has relied upon independent investigations made by the undersigned and, to the extent believed by him or it to be appropriate, has relied on investigations made by the undersigned's representatives, including the undersigned's own legal, accounting, investment, financial, tax and other professional advisors;

               (vi) the undersigned has been afforded an opportunity to review and has reviewed all of the Company's reports filed by the Company under the Exchange Act since January 1, 1994 (the "Public Filings"); and

               (vii) the undersigned and the undersigned's purchaser representatives, as applicable, have been given the opportunity to examine all documents, including the Public Filings, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of the Galaxie Purchase Agreement, the Registration Rights Agreement and the undersigned's investment in the Shares.

               If for any reason the Registration Rights Agreement shall be terminated, this Agreement shall likewise be terminated.

                                   Very truly yours,


                                   [Signature of Galaxie Stockholder]
                                   [Typed name of Galaxie Stockholder]


     ACKNOWLEDGED BY:

     SEACOR HOLDINGS, INC.


     By: ________________________
         Name:
         Title: